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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



To the Board of Directors and Stockholders
Sel-Leb Marketing, Inc.

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 on Form S-3 to Registration Statement (No. 33-88134) on Form SB-2 of our report dated March 25, 1999 related to the financial statements of Sel-Leb Marketing, Inc. as of December 31, 1998 and for the years ended December 31, 1998 and 1997, which report appears in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 previously filed by Sel-Leb Marketing, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.

                                            J. H. COHN LLP

Roseland, New Jersey
May  26, 1999